EXHIBIT 10.66


                                           *** TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17 C.F.R. SS.SS. 200.80(B)(4),
                                                            200.83 AND 240.24B-4


                               TERMINATION NOTICE


YISSUM RESEARCH DEVELOPMENT COMPANY OF THE HEBREW UNIVERSITY OF JERUSALEM of 46 Jabotinsky Street, Jerusalem (hereinafter "Yissum"), and SUGEN, INC. of 351 Galveston Drive, Redwood City, California, U.S.A. (hereinafter "SUGEN"),

         WHEREAS, Yissum and SUGEN are parties to an Amended and Restated Research and License Agreement "Cancer" originally effective September 23, 1993, as amended and restated effective March 27, 1995 (the "Research Agreement").

         WHEREAS, on June 1, 1997, the Research Period under the Research Agreement ended.

         NOW, THEREFORE, it is hereby declared and agreed between the parties, intending to be legally bound, as follows:

         1. The definitions and references to the Research Agreement in the above introduction are an integral part of this Agreement. All capitalized terms not defined herein shall have the same meaning as in the Research Agreement.

         2. Yissum hereby acknowledges that all its rights, title and interest in the Proprietary Rights related to the Listed Compounds, Listed Target
Technologies and HUJ Compounds used to select a Listed Compound (the "Technology") listed on Appendix I hereto are subject to the terms of the Research Agreement.

         3. SUGEN hereby assigns to Yissum all its right, title and interest in the Proprietary Rights related to the HUJ Compounds not listed on Appendix I hereto. From the date of the signing of this Agreement, Yissum shall be independently entitled to take any action regarding the Technology not listed on Appendix I hereto, including to sell, license or effect any other disposition thereof and SUGEN shall not have any other rights to such compounds.

         4. SUGEN shall perform all the necessary actions in order to effect the transfer of rights in the Proprietary Rights to the Technology not listed in Appendix I hereto, and shall sign the documents necessary to effect the transfer including the patent assignment documents appropriate for each involved country and any additional document required to implement and said transfer and assignment. Yissum shall be responsible for all legal and governmental fees associated with the preparation, filing and/or recording of said assignments and documents.

         5. The parties further agree that, if it should be determined that any of the Proprietary Rights with respect to the Technology listed in Appendix I in the case of SUGEN or not so listed in the case of Yissum are dominant to any of the Proprietary Rights of the other

                                       1.

party, it does grant an exclusive license to the other party (with right to sublicense) to practice any such dominant Proprietary Rights for the sole and limited purpose of practicing the Proprietary Rights as otherwise set forth herein.

         6. All notices and communications pursuant to this Agreement shall be made in writing by registered mail such as international Federal Express or such other courier service providing a written record of such mailing and its receipt, and shall be deemed to have been received by the receiving party 96 hours after being posted, unless the written record provided for herein establishes that delivery was not made until a later date.

         7. The provisions of this Agreement and everything concerning the relationship between the parties in accordance with this Agreement shall be governed by law of England and Wales.


Dated:  as of June 1, 1997

YISSUM Research Development Company       SUGEN, INC.
of the Hebrew University of Jerusalem


By:  /s/ Uri Litrin                       By:  /s/ Peter Hirth
     --------------------------------          ---------------------------------
     Name:  Uri Litrin                         Name: Peter Hirth

     Title: Managing Director                  Title: Executive V.P. of Drug R&D


                                       2.

                        APPENDIX I TO TERMINATION NOTICE
                            DATED: AS OF JUNE 1, 1997
                                LISTED COMPOUNDS



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* CONFIDENTIAL TREATMENT REQUESTED